Exhibit 4.01 (f)



                           1991 SUPPLEMENTAL INDENTURE


      This  1991  Supplemental  Indenture,  made as of March  15,  1991,  by and between EQUITABLE RESOURCES, INC. (formerly Equitable Gas Company), a Pennsylvania corporation having its principal office at 420 Boulevard of the Allies, Pittsburgh, Pennsylvania 15219 (the "Company"), and BANKERS TRUST COMPANY, a New York corporation having its principal office at Four Albany Street, New York, New York 10006, as successor trustee (the "Trustee") under the Indenture dated as of April 1, 1983 (the "Indenture") from the Company,

                                WITNESSETH THAT:

      WHEREAS, Section 901(5) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee may enter into a supplemental indenture for the purpose, among others, of changing or eliminating any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

      WHEREAS, four series of Securities have been created prior to the execution hereof, three of which series, to wit: the Debentures, 8 1/4% Series Due July 1, 1996, the Debentures, 7 1/2% Series Due July 1, 1999, and the Debentures, 9.90% Series Due April 15, 2013, remain Outstanding in varying principal amounts and are entitled to the benefit of the provisions of the Indenture eliminated hereby;

      WHEREAS, the execution and delivery of this 1991 Supplemental Indenture have been duly authorized by a Board Resolution.

      NOW, THEREFORE, the parties hereto, for and in consideration of the premises, and intending to be legally bound hereby, do hereby agree to eliminate from the Indenture, in their entirety, Section 1004, containing a limitation on liens, and Section 1005, containing a limitation upon additional funded debt, provided that the elimination of each of these provisions shall become effective only when there is no Security Outstanding of any series created prior to the execution of this Supplemental Indenture which is entitled to the benefit of such provisions. After the elimination of the above-mentioned provisions becomes effective, all references to such provisions contained elsewhere in the Indenture shall be deemed also to have been eliminated and given no effect.

      This instrument is and for all purposes shall be considered supplemental to the Indenture which, as heretofore supplemented and as supplemented hereby, shall remain in full force and effect.

      Terms capitalized herein and defined in the Indenture are used herein as therein defined.

      The Trustee does hereby approve the form of this 1991 Supplemental Indenture.

      WITNESS the due execution hereof as of the day and year first above written.

                                              EQUITABLE RESOURCES, INC.


                                              By
                                                 -------------------------------
                                                  Vice President and Treasurer

[Corporate Seal]

ATTEST:



Corporate Secretary

                             BANKERS TRUST COMPANY,
                                   as Trustee


                                              By

                                              Title

[Corporate Seal]

ATTEST:



Authorized Officer

COMMONWEALTH OF PENNSYLVANIA         )
                                              )  ss:
COUNTY OF ALLEGHENY                           )


      On this  _________  day of  ______________________,  1991,  before me, the undersigned officer, personally appeared _________________________, who acknowledged himself to be Vice President and Treasurer of Equitable Resources, Inc., a corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

      IN WITNESS WHEREOF, I hereunto set me hand and official seal.


                                              Notary Public

My Commission expires:




COMMONWEALTH OF NEW YORK                      )
                                              )  ss:
COUNTY OF NEW YORK                            )



      On this  _________  day of  ______________________,  1991,  before me, the undersigned officer, personally appeared _________________________, who acknowledged himself to be A _______________________ of Bankers Trust Company, a corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

      IN WITNESS WHEREOF, I hereunto set me hand and official seal.


                                              Notary Public


My Commission expires: